                                                                   EXHIBIT 99.2




    PLEASE MARK VOTES
|X| AS IN THIS EXAMPLE

                [MID AM LOGO]


     Directors recommend a vote FOR Proposals 1 and 2.
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
                                                                                                          For    Against   Abstain
Mark box at right if an address change or comment has      [ ]
been noted on the reverse side of this card.                                                               [ ]     [ ]      [ ]

                                                                   1. A proposal to approve the Amended
                                                                 and Restated Agreement and Plan of
                                                                 Merger,  dated as of  August 5, 1998
Record Date Shares                                               (the "Merger  Agreement") between
                                                                 Citizens Bancshares, Inc. ("Bancshares")
                                                                 and Mid Am, Inc. ("Mid Am"), pursuant
                                                                 to which Mid Am will be merged with
                                                                 and into Bancshares in a merger of
                                                                 equals transaction (the "Merger").

                                                                   2. A proposal to transact such          [ ]     [ ]      [ ]
                                                                 other business as may properly come
                                                                 before the Special Meeting or any
                                                                 adjournments or postponements
                                                                 thereof including, without
                                                                 limitation, a motion to adjourn or
                                                                 postpone the Special Meeting to
                                                                 another time and/or place for the
                                                                 purpose of soliciting additional
                                                                 proxies in order to approve and
                                                                 adopt the Merger Agreement and the
                                                                 Merger.
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Please be sure to sign and date this Proxy Voting
Instruction Card. When signing as
attorney, executor, administrator, trustee
or guardian, please give full title as
such. If more than one owner, all should sign.    Date



   Shareholder sign here            Co-owner sign here
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
DETACH CARD                                                                                                              DETACH CARD

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
  MID AM, INC.                                                          PROXY VOTING INSTRUCTION CARD
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
                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                                      SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 29, 1998

The undersigned hereby appoints Douglas J. Shierson and L. Gregory Spangler, and either of them, proxies, with the powers the undersigned would possess if present and with full power of substitution, to vote all common shares of the undersigned in Mid Am,
Inc. at the Special Meeting and at any adjournments or postponements thereof, upon all subjects that may properly come before the
Special Meeting, including the matters described in the Proxy Statement/Prospectus furnished herewith, subject to any directions indicated on this card.  If no directions are given, the proxies will vote for the approval of Proposals 1 and 2 and, at their discretion, on any other matter that may properly come before the Special Meeting.

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                 Please Date, Sign and Mail Your Proxy Voting Instruction Card Promptly in the Enclosed Enevlope.
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HAS YOUR ADDRESS CHANGED?                                                                DO YOU HAVE ANY COMMENTS?
_______________________________________                                                  _________________________________________
_______________________________________                                                  _________________________________________
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